Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 4, 2005, except for Note 11, as to which the date is July 15, 2005, relating to the financial statements of Voyager Pharmaceutical Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

October 12, 2005